Exhibit 99.1

Agile Therapeutics Inc. Announces Definitive Merger Agreement with Insud Pharma, S.L.

Agile Therapeutics will combine with Insud Pharma’s US Subsidiary, Exeltis, expanding an already significant Women’s Health/contraceptive portfolio

Agile Therapeutics Common Shareholders expected to receive $1.52 per share of common stock – approximately a 356% premium to the closing share price on June 25, 2024

Definitive Merger Agreement is subject to Agile Shareholder Approval. Agile Board is recommending shareholder approval of the Definitive Merger Agreement

PRINCETON, N.J., June 26, 2024 (GLOBE NEWSWIRE) – Agile Therapeutics, Inc. (“Agile”) (OTCQB: AGRX), a women's healthcare company, today announced that it has entered into a definitive merger agreement (“Merger Agreement”) with Insud Pharma, S.L. (“Insud”) a global pharmaceutical group based in Spain with a 45 year track record and a presence in over 50 countries, pursuant to which Insud, through its US subsidiary, Exeltis Project, Inc. (“Exeltis”), will acquire Agile for $1.52 per share in cash net of assumed liabilities and estimated transaction costs for an approximate total enterprise value of $45 million.

“We started Agile with the goal of improving women’s health through innovative, clinically differentiated products for women,” said Agile Chairperson and Chief Executive Officer Al Altomari. “We are proud of what we have been able to accomplish with our small, dedicated team: gaining approval of Twirla, the only low dose combined hormonal contraceptive patch, and developing a targeted commercial platform that allowed us to accelerate the growth of Twirla while reducing and managing our operating expenses. Now, we are excited about the future of Twirla in the hands of Exeltis, Insud’s US subsidiary, which we believe has the organization and resources to build on the growth momentum we have created. We believe this is the right path for Agile, provides a substantial premium to our current stock price, and a good development for women’s health.”

On June 25, 2024, Agile also entered into a cash-out acknowledgment and cancellation agreement (the “Warrant Cash-Out Agreement”) with the holders of not less than ninety-five percent (95%) of the Company’s outstanding common stock warrants, also conditioned on closing of the merger. As a condition to entering into the Merger Agreement, Agile has also entered into a third amendment of its Manufacturing and Commercialization Agreement with Corium Innovations, Inc. (“Corium”) (“Amendment No. 3”) on commercial terms reasonably acceptable to Insud and conditioned on the closing of the merger.

As part of the merger consideration for Agile, Insud has agreed to make available a line of credit of up to $8,000,000, (the “Bridge Loan”) secured by the Company’s intellectual property. The initial amount to be advanced under the Bridge Loan will be used primarily to pay for the purchase of inventory.

The Board of Directors of Agile has unanimously approved the transaction. The transaction is expected to close in the third quarter of 2024, subject to completion of Agile’s obligations to Corium under Amendment No. 3 and other customary closing conditions, including approval by Agile’s stockholders. Upon completion of the transaction, Agile will no longer be listed on any public market.

Advisors

H.C. Wainwright & Co. acted as exclusive financial advisor to Agile Therapeutics, Inc., in this transaction and Morgan, Lewis & Bockius LLP acted as its legal advisor. Loeb & Loeb LLP and RC Law LLP acted as legal advisors to Insud Pharma, S.L. and Exeltis USA, Inc.

About Agile Therapeutics, Inc.

Agile Therapeutics is a women's healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product and product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our initial product, Twirla®, (levonorgestrel and ethinyl estradiol), a transdermal system, is a non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website and LinkedIn account.

About Twirla®

Twirla (levonorgestrel and ethinyl estradiol) transdermal system is a once-weekly combined hormonal contraceptive (CHC) patch that contains the active ingredients levonorgestrel (LNG), a type of progestin, and ethinyl estradiol (EE), a type of estrogen. Twirla is indicated for use as a method of contraception by women of reproductive potential with a body mass index (BMI) < 30 kg/m2 for whom a combined hormonal contraceptive is appropriate. Healthcare providers (HCPs) are encouraged to consider Twirla’s reduced efficacy in women with a BMI ≥ 25 to <30 kg/m2 before prescribing. Twirla is contraindicated in women with a BMI ≥ 30 kg/m2. Twirla is also contraindicated in women over 35 years old who smoke.

Cigarette smoking increases the risk of serious cardiovascular events from CHC use. Twirla is designed to be applied once weekly for three weeks, followed by a week without a patch.

About Insud Pharma

Insud Pharma is a pharmaceutical group with more than 45 years of history, presence in around 50 countries, 9,000 employees worldwide and 20 manufacturing plants.

Insud Pharma operates throughout the value chain of the pharmaceutical industry, offering specialized knowledge in scientific research, development, manufacturing, sale and marketing of a wide range of active pharmaceutical ingredients (APIs), finished dosage forms (FDFs) and pharmaceutical products of brand for the care of humans and animals and biopharmaceuticals.

Insud Pharma seeks to improve health throughout the world by providing accessible, effective, safe and quality pharmacological treatments through its different business units, with continuous investment in R&D and the latest technology.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information and Where to Find it

In connection with the proposed transaction between Agile and Insud, Agile will file with the Securities and Exchange Commission (SEC) a proxy statement on Schedule 14A relating to a special meeting of its stockholders. Additionally, Agile may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of Agile are urged to read the proxy statement and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive version of the proxy statement will be mailed or otherwise made available to Agile’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement (when it is available) as well as other filings containing information about the proposed transaction that are filed by Agile with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of Agile’s website at https://ir.agiletherapeutics.com/financial-information/sec-filings, by contacting Agile’s investor relations department at https://ir.agiletherapeutics.com/contact-ir.

Participants in the Solicitation

Insud, Agile and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Agile in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information about Insud’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the proxy statement (when available). Information about Agile and its directors and executive officers can be found in Agile’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 29, 2024 and Agile’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such amendment to the Annual Report.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements concerning the Company’s plans, objectives, strategy and strategic objectives, future events, business conditions, results of operations, business outlook and other information may be forward looking statements. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the proposed merger, including the adoption of the Merger Agreement by the stockholders of the Company and the impact on the Cash-Out Warrant Agreement and Amendment No. 3, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, operating results and business generally, (v) the risk that the proposed merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed merger, (vi) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed merger, and (vii) the risk that the proposed merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, employees, stockholders and other business partners and on its operating results and business generally. The foregoing list of risk factors is not exhaustive. For a more detailed description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. The Company does not give any assurances that it will achieve its expectations.

Contact:

For Agile:

Agile Therapeutics Investor Relations

ir@agiletherapeutics.com

For Insud:

Communication Department
Edificio Ebrosa - Manuel Pombo Angulo, 28 3rd floor
28050 Madrid, Spain.

Tel: +34 91 771 15 00
E-mail: comunicacion@insudpharma.com